UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2014

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2014, MicroStrategy Incorporated (the “Company”) disclosed that Timothy E. Lang was appointed Senior Executive Vice President & Chief Technology Officer effective November 19, 2014, succeeding Peng Xiao who was serving in such role prior to Mr. Lang’s appointment and who is one of the Company’s named executive officers.

Mr. Xiao’s employment with the Company ended on December 15, 2014. In connection with Mr. Xiao’s departure, the Company and Mr. Xiao entered into an agreement dated December 17, 2014 (the “Agreement”) under which the Company agreed to pay Mr. Xiao $115,000 and the cost of premiums for health benefits under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 for a period of six months following Mr. Xiao’s departure. Under the Agreement, Mr. Xiao agreed to waive any bonus or other variable compensation from the Company with respect to 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2014	MicroStrategy Incorporated (Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Senior Executive Vice President & Chief Financial Officer